Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Forward Air Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee(3)
Equity	Common Stock, par value $0.01 per share	457(c) and 457(h)	1,300,000	$18.91	$24,586,250.00	$—	$3,764.16
Equity	Common Stock, par value $0.01 per share	457(c) and 457(h)	400,000	$18.91	$7,565,000.00	$—	$1,158.20
Total Offering Amounts					$32,151,250.00		$4,922.36
Total Fees Previously Paid							N/A
Total Fee Offsets							N/A
Net Fee Due							$4,922.36

(1)	The number of shares of common stock, par value $0.01 per share (“Common Stock”), registered represents an aggregate of 1,700,000 shares of Common Stock, which consists of: (a) 1,300,000 shares of Common Stock issuable under the 2025 Omnibus Incentive Compensation Plan (the “2025 Omnibus Plan”); and (b) 400,000 shares of Common Stock issuable under the 2025 Omnibus Incentive Compensation Plan (the “2025 NED Plan”) (collectively, the “Registered Shares”). Both the 2025 Omnibus Plan and the 2025 NED Plan were approved by the shareholders of Forward Air Corporation at its 2025 Annual Meeting of Shareholders on June 11, 2025.

(2)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable pursuant to the Registered Shares by reason of any stock split, stock dividend or other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of outstanding Common Stock.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share is calculated on the basis of $18.91, the average of the high and low price of the Common Stock as reported on the Nasdaq Stock Market on June 6, 2025, which is within five business days prior to filing of this Registration Statement.